Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To Section 906 of

The Sarbanes-Oxley Act of 2002

In connection with the accompanying quarterly report on Form 10-Q of Staffing 360 Solutions, Inc. for the quarter ended February 28, 2013, I, Allan Hartley Chief Executive Officer of Staffing 360 Solutions, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ended February 28, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such quarterly report of Form 10-Q for the quarter ended February 28, 2013, fairly represents in all material respects, the financial condition and results of operations of Staffing 360 Solutions, Inc.

Dated: April 15, 2013	/s/ Allan Hartley
Chief Executive Officer
(Principal Executive Officer)